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                               MARKET AGENT AGREEMENT

     MARKET AGENT AGREEMENT, dated as of November 25, 1997 (the "Agreement"), by and between Bayerische Landesbank Girozentrale, acting through its New York Branch ("BLB" or the "Market Agent"), and BRAVO TRUST SERIES 1997-1 (the "Trust"), a Delaware trust created under a Declaration of Trust and Trust Agreement dated as of November 25, 1997 between The Bank of New York, as Trustee (the "Trustee"), and the Holders of BRAVO Trust Series 1997-1 Trust Certificates (the "Trust Agreement"). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Trust Agreement. This Agreement shall constitute the "Market Agent Agreement" as defined in the Trust Agreement.

                                    WITNESSETH:

     WHEREAS, the Trust desires to retain BLB to render certain services to the Trust in the manner and on the terms hereinafter set forth;

     WHEREAS, BLB desires to provide such services to the Trust on the terms and conditions hereinafter set forth; and

     WHEREAS, the Trustee has been directed to enter into and execute this Market Agent Agreement with BLB, as the initial Market Agent pursuant to Section
6.01 of the Trust Agreement;

     NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained, BLB and the Trust hereby agree as follows:

     Section 1. RIGHTS AND DUTIES OF THE MARKET AGENT. The Trust hereby employs BLB to act as the Market Agent for the Trust. As such, BLB shall have the right, but not the obligation, no later than 30 days prior to the original maturity date (the "Maturity Date") of the Class A Trust Certificates or any extended maturity date, to select an extended maturity date (an "Extended Maturity Date") on which the principal amount of all outstanding Class A Trust Certificates (including, without limitation, upon any one-year extension of the Funding Agreement pursuant to Section 8.11 thereof) will be due and payable; no such Extended Maturity Date shall occur more than 360 days after the Maturity Date or the then-current Extended Maturity Date, as the case may be, and must occur on an Interest Payment Date under the Funding Agreement. No Extended Maturity Date shall be chosen that is beyond the last date on which the Liquidity Agreement is in full force and effect and the ability and capacity of the


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Liquidity Provider to perform fully its obligations thereunder remains unimpaired. In addition, BLB shall furnish to the Trust all of the services of the Market Agent set forth herein and in the Trust Agreement. In particular, the Market Agent shall perform the following services:

a. At any time that the Market Agent selects an Extended Maturity Date for Class A Trust Certificates, set all of the variable terms that shall be applicable to such Class A Trust Certificates until the relevant Extended Maturity Date, including, without limitation:

     i. the interest rate applicable to such Certificates until such Extended Maturity Date;

     ii. the payment dates applicable to such Certificates until such Extended Maturity Date;

     iii. the reset dates applicable to such Certificates until such Extended Maturity Date;

     iv. the interest determination dates applicable to such Certificates until such Extended Maturity Date; and

     v. any other terms applicable to such Certificates until such Extended Maturity Date.

b. Give the Trustee, the Remarketing Agent, and the Rating Agencies notice in sufficient time for beneficial owners of the relevant Trust Certificates to be notified, no later than 30 days prior to the Maturity Date or the then-current Extended Maturity Date, as the case may be, of the new Extended Maturity Date, the expected rating applicable to such Certificates until such Extended Maturity Date, and all other variable terms applicable to such Certificates until such Extended Maturity Date.

BLB hereby accepts such employment and agrees during the term of the Trust Certificates to render such services and to assume the obligations of the Market Agent under the Trust Agreement under the terms and conditions herein set forth.

     Section 2. COMPENSATION. BLB shall receive no additional compensation for the services it renders pursuant to the terms of this Agreement (other than consideration it may have previously received or may receive as Liquidity Provider under the Liquidity Agreement).

     Section 3. LIMITATION OF LIABILITY OF THE MARKET AGENT. The Market Agent will not be liable in contract, tort or otherwise to the Trust, any Holder, any Remarketing Agent or any


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other person for any losses, costs or damages arising out of the Market Agent's performance of its obligations and duties hereunder except for willful misconduct, bad faith or gross negligence in the performance of its duties, or by reason of reckless disregard of its obligations and duties hereunder.

     Section 4. TERM OF THIS AGREEMENT. This Agreement, which shall be a binding agreement as of the date hereof, shall terminate upon the earliest to occur of
(a) the termination of the Trust Agreement, (b) the termination of the Liquidity Agreement, (c) the removal of the Market Agent by the Trustee in accordance with the Trust Agreement, which shall only be upon prior written notice by the Trustee given not less than 364 days prior to the effective date of the removal or (d) 30 days after written notice of BLB's or any permitted assignee's resignation as Market Agent is delivered to the Trustee.

     Section 5. AMENDMENTS. No amendment or waiver of any provision of this Agreement nor consent to any departure herefrom by any party hereto shall in any event be effective unless the same shall be in writing and signed by the party against which enforcement of such amendment or waiver or consent is sought, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     Section 6. NOTICE ADDRESSES. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be deemed to have been duly given if sent by facsimile transmission (a) if to the Market Agent, to the number set forth below and (b) if to the Trustee, as set forth in the Trust Agreement:

If to BLB: Bayerische Landesbank Girozentrale,
           New York Branch
           560 Lexington Avenue
           New York, New York 10022
           Attention: Structured Finance
           Facsimile: (212) 310-9870

     Section 7. ASSIGNMENT. Except as provided in this Section 7, this Agreement may not be assigned by the Market Agent without the prior written consent of the Trustee in accordance with the Trust Agreement. The Market Agent shall have the right to transfer and assign all of its rights, duties, obligations and liabilities under this Agreement to an affiliate of the Market Agent; PROVIDED, HOWEVER, that such transfer and assignment shall be upon the condition that the due and punctual performance and observance of all the terms and conditions of this Agreement to be performed by the Market Agent shall, by an agreement supplemental hereto, be assumed by such affiliate just as fully and effectually as if such affiliate had been the original party of the first part to this Agreement.


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     Section 8. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to agreements made and to be performed in such state (without reference to choice of law doctrine).

     Section 9. ENTIRE AGREEMENT. This Agreement embodies the entire agreement and understanding between BLB and the Trust and supersedes any and all prior agreements and understandings between BLB and the Trust relating to the subject matter hereof.

     Section 10. COUNTERPARTS. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     Section 11. NO PETITION COVENANT. Notwithstanding any prior termination of this Agreement, BLB shall not, prior to the date which is one year and one day after the termination of this Agreement, acquiesce, petition or otherwise invoke or cause the Trust to invoke the process of any court or governmental authority for the purpose of commencing or sustaining a case against the Trust under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Trust or any substantial part of its property, or making a general assignment for the benefit of creditors, or ordering the winding up or liquidation of the affairs of the Trust.


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     IN WITNESS WHEREOF, the parties hereto have caused this Market Agent
Agreement to be duly executed as of the day and year first above written.

                                   BAYERISCHE LANDESBANK GIROZENTRALE,
                                   ACTING THROUGH ITS NEW YORK BRANCH

                                   By: /s/ Bert von Stuelpnagel
                                       --------------------------------------
                                        Bert von Stuelpnagel
                                        Executive Vice President
                                           and Manager

                                   By: /s/ Ron Bertolini
                                       --------------------------------------
                                        Ron Bertolini
                                        First Vice President and
                                         Treasury Manager


                                   BRAVO TRUST SERIES 1997-1

                                   By:  The Bank of New York, not in its
                                   individual capacity but solely as Trustee
                                   under the Trust Agreement

                                   By: /s/ Cheryl L. Laser
                                       --------------------------------------
                                        Name:  Cheryl L. Laser
                                        Title: Assistant Vice President